 Exhibit 4.3

Hartshorne Mining Group, LLC

LG&E/KU Contract No. J18001

Amendment No. 2

Pursuant to 17 CFR 229.601(b)(2)(ii), confidential information (indicated by [***]) has been omitted from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT NO. 2 TO COAL SUPPLY AGREEMENT

THIS AMENDMENT NO. 2 TO COAL SUPPLY AGREEMENT (“Amendment No. 2”) is entered into, effective as of October 1, 2019, by and between Louisville Gas and Electric Company (“LG&E”) and Kentucky Utilities Company (“KU”), each a Kentucky corporation, with a common address at 220 West Main Street, Louisville, Kentucky 40202 (LG&E and KU are each individually sometimes herein called a “Buyer”), and Hartshorne Mining Group, LLC, a Delaware limited liability company, with an address at 6724 E. Morgan Avenue, Suite B, Evansville, Indiana 47715 (herein called the “Seller”).

In consideration of the agreements herein contained, the parties hereto agree as follows.

A.	AMENDMENTS

The Coal Supply Agreement heretofore entered into by the parties, dated effective as of October 15, 2015, identified by Contract Number J18001, as amended by that certain Amendment No. 1 to Coal Supply Agreement, dated effective May 19, 2016 (“Amendment No. 1”), is hereby amended as set forth below (the October 15, 2015 Coal Supply Agreement and as amended by Amendment No. 1 and as amended by this Amendment No. 2 are hereafter collectively referred to as the “Agreement”).

B.	INVOICES, BILLING AND PAYMENT

B.1       §9.2 Invoice Procedures for Coal Shipments is hereby deleted in its entirety and replaced with the following new §9.2:

“§9.2 Invoice Procedures for Coal Shipments. By the [***] working day of the month following the Delivery Month (the “Payment Month”), the Buyer will provide Seller with a price calculation for all coal loaded at the Barge Delivery Point(s) during the Delivery Month plus any tonnage difference between Seller’s loading weight and the final payment weight that occurred during the Delivery Month (the “Weight True-Up”) based on the applicable Base Price, and taking into account all quality price adjustments provided for in Section 8 (the “Buyer’s Statement”). By the [***] day of the Payment Month the Seller will provide Buyer with its invoice for all coal loaded at the Barge Delivery Point(s) during the Delivery Month plus any Weight True-Up and taking into account all quality adjustments for coal unloaded for the Delivery Month as provided in §8.2 (the “Monthly Invoice”).”

B2       §9.3 Payment Procedures for Coal Shipments is hereby deleted in its entirety and replaced with the following new §9.3:

Hartshorne Mining Group, LLC

LG&E/KU Contract No. J18001

Amendment No. 2

“§9.3 Payment Procedures for Coal Shipments. For all coal loaded at the Barge Delivery Point(s) between the [***] and [***] days of any Delivery Month plus any Weight True-Up, Buyer shall make a “Preliminary Payment” of one-hundred percent (100%) of the Base Price for such coal (based on the assumption that the coal will meet all Guaranteed Monthly Weighted Average parameters) by the [***] day of such Delivery Month. All Preliminary Payments shall be calculated based solely on the then-current Base Price on a dollar-per-ton basis. By the [***] day of the Payment Month, Buyer will pay for all coal loaded at the Barge Delivery Point(s) between the [***] and the last day of any Delivery Month plus any Weight True-Up and taking into account all quality adjustments for coal unloaded for the Delivery Month as provided in §8.2 above.

For example, Buyer will make a Preliminary Payment by [***] for coal loaded at Barge Delivery Point(s) between [***] through [***] plus any Weight True-Up. On or before the [***] working day of September, Buyer will provide Seller with the Buyer’s Statement. On or before the [***] day of September, the Seller shall provide Buyer the Monthly Invoice for all coal loaded by Seller at the Barge Delivery Point(s) plus any Weight True-Up in August plus any quality adjustments for coal unloaded in August. The Monthly Invoice for August, to the extent it is verified by Buyer, less the August Preliminary Payment will be paid by the [***] day of September. In every case referenced in this section for payment, if a specific day is not a banking day and regular work day for Buyer, payment shall be made on the next regular work day for Buyer. Buyer shall electronically transfer funds to Seller’s Account based on the account information (including Bank name, ABA number and Account number) provided in writing, in a form reasonably acceptable to Buyer, prior to the first (1st) Shipment under this Agreement. Seller reserves the right to modify such account information on prior written notice reasonably acceptable to Buyer.”

C.	STATUS OF AGREEMENT

As amended hereby, the Agreement is hereby ratified and confirmed and shall continue in full force and effect.

[Signature Page Follows]

Hartshorne Mining Group, LLC

LG&E/KU Contract No. J18001

Amendment No. 2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the day and year first written above.

BUYER:		SELLER:

LOUISVILLE GAS AND ELECTRIC COMPANY		HARTSHORNE MINING GROUP, LLC

By:	/s/ David Sinclair	By:	/s/ David W. Gay

Name:	David Sinclair	Name:	David W. Gay

Title:	V.P. Energy Supply and Analysis	Title:	President and Chief Executive Officer

Date:	October 23, 2019	Date:	October 21, 2019

KENTUCKY UTILITIES COMPANY

By:	/s/ David Sinclair

Name:	David Sinclair

Title:	V.P. Energy Supply and Analysis

Date:	October 23, 2019